Exhibit 99.1

2017 / 2018 Leasing Status

Applications + Leases	Current Year: Applications + Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2016 Occupancy[3]
2018 Same Store Wholly-owned Properties						
Final Fall 2016 occupancy of 98% or greater	45,488	53,029	85.8%	86.1%	53,154	99.8%
Final Fall 2016 occupancy between 95% and 98%	6,713	9,055	74.1%	75.3%	9,086	96.9%
Final Fall 2016 occupancy less than 95%	10,028	16,280	61.6%	54.3%	16,391	88.5%
Total 2018 Same Store Wholly-owned Properties	**62,229**	**78,364**	**79.4%**	**78.3%[4]**	**78,631**	**97.1%**
New Wholly-owned Properties[5]	**4,187**	**7,383**	**56.7%**	**n/a**	**7,454**	**n/a**
Total - Wholly-owned Properties	**66,416**	**85,747**	**77.5%**	**n/a**	**86,085**	**n/a**

Leases	Current Year: Leases[1]	Current Year: Rentable Beds[2]	Current Year: % of Rentable Beds	Prior Year: % of Rentable Beds	Design Beds	Final Fall 2016 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[6]
2018 Same Store Wholly-owned Properties								
Final Fall 2016 occupancy of 98% or greater	41,857	53,029	78.9%	80.2%	53,154	99.8%		
Final Fall 2016 occupancy between 95% and 98%	6,170	9,055	68.1%	62.8%	9,086	96.9%		
Final Fall 2016 occupancy less than 95%	8,698	16,280	53.4%	49.3%	16,391	88.5%		
Total 2018 Same Store Wholly-owned Properties	**56,725**	**78,364**	**72.4%**	**71.9%[4]**	**78,631**	**97.1%**	**2.9%**	**2.9%**
New Wholly-owned Properties[5]	**3,557**	**7,383**	**48.2%**	**n/a**	**7,454**	**n/a**	**n/a**	**n/a**
Total - Wholly-owned Properties	**60,282**	**85,747**	**70.3%**	**n/a**	**86,085**	**n/a**	**2.9%**	**2.9%**

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2017/2018 academic year represents properties that will be classified as same store properties in 2018. This represents properties properties owned and operating for both of the entire years ended December 31, 2017 and 2018, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale as of December 31, 2016.

1. As of March 31, 2017 for current year and March 31, 2016 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2016.
4. Properties not owned or under ACC management during the prior year, or properties whose leasing progress is not comparable to the prior year as a result of plans to renovate or redevelop the property, are excluded for purposes of calculating the prior year percentage of rentable beds.
5. Properties currently under construction with an anticipated delivery date of Fall 2018 are not included because these properties will not begin undertaking leasing activities until Fall 2017.
6. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.